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                                                                    EXHIBIT 23.4

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Commodore Media, Inc.

     We consent to the use in this Registration Statement and Prospectus of Commodore Media, Inc. on Form S-1, relating to the registration of Class A Common Stock, of our report dated February 12, 1996, accompanying the financial statements of Q Broadcasting, Inc. contained in such Registration Statement and the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.

                                          [sig]

                                          HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
May 14, 1996